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                                                                    EXHIBIT 10.9

                                                                Contract #226311
                                                                   Vendor #16625

                       FEDERATED CORPORATE SERVICES, INC.
                     Abatement, Demolition & Site Clearance
             of 150 Fulton Ave. (Former A & S Department Store) and
                                  related work.

                                LUMP SUM CONTRACT


                              ARTICLES OF AGREEMENT

        This Contract is made as of 2/17/98, between Federated Corporate Services, Inc. a Delaware Corporation, having a mailing address at 7 West Seventh Street, Cincinnati, Ohio 45202 (hereinafter called "Federated") acting herein as agent for an affiliated entity of Federated Department Stores, Inc. (hereinafter called "Owner") that either owns or has leased from a non-Federated affiliated entity the Department Store identified below, party of the first part, and Iroquios Corp, a (New York) Corporation, having its principal office at 37-55 39th Street, Long Island City, N.Y. (hereinafter called "Contractor"), party of the second part.

     (Department Store) Location of Work: project name: A&S Hempstead Demolition

                                city/state:      Hempstead, New York

        Contractor understands and agrees that Federated, in its capacity as Agent for Owner pursuant to the appointment contained in a certain Agency Agreement dated July 1, 1993, shall perform hereunder on behalf of the Owner, and such performances shall have the same force and effect as performance by Owner would have had.

                                   WITNESSETH

        In consideration of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

                             ARTICLE 1: PERFORMANCE


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        Section (a) Contractor shall furnish all services, materials, labor, tools, equipment, plant facilities and everything necessary to undertake and complete in a thoroughly first-class and workmanlike manner all of the work indicated in the Drawings, Specifications and General and Special Conditions, under the direction and to the satisfaction of Architect and Owner.

        Section (b) Contractor shall do all work in accordance with the Contract Documents. In this Contract, the term "Work" shall mean (1) all the labor, materials, services, machinery, equipment, tools, plant facilities and other items required by the Drawings, Specifications and General and Supplementary Conditions and to fully comply with the requirements of this Contract, (2) the coordination of Contractor's Work with that of the other trades and the other contractors and subcontractors, (3) all additional changes in the Work which Owner may order pursuant to Article IV hereof, and (4) the doing and performance of everything else required by the Contract.



                            ARTICLE II: COMMENCEMENT


        Contractor shall commence the Work at the site on 3/2/98, and prosecute the Work continuously, with reasonable diligence, to completion. Completion of Work shall be accomplished by Contractor by 7/31/98. It is mutually agreed that the Work shall also be completed in accordance with the interim completion dates set forth in Schedule "B".


                              ARTICLE III: PAYMENT


        Section (a) Owner shall pay to Contractor, and Contractor shall accept, in full payment for the full and complete performance of the Contract and all the Work called for in Article I hereof and in the Contract Documents described in Schedule A hereof, the sum of One Million Eight Hundred and Eight Thousand Dollars, no cents ($1,808,000.00) subject to


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additions, amendments, or deductions as provided in this Article III, Article IV hereof and Article 16 of the General Conditions. This sum (hereafter referred to as the "Contract Sum") is composed of amounts outlined in schedule "C" attached hereto along with all applicable sales and use taxes which Contractor is required to collect. In the event that Contractor is not registered to collect taxes in the state where the Work is to be performed Owner may accrue and pay such taxes. Payment shall be made on account of work performed, less a retainage of Ten percent (10%), to Contractor thirty (30 ) days after receipt by Owner of a properly completed Application For Payment in accordance with the terms of this Contract and Owner's Invoicing Procedures, provided however, that such amount shall not exceed the amount certified as then due and payable.

        Section (b) The Contract Sum may be adjusted to include Owner's Optional Hold Alternates described in Schedule "D" attached hereto and made a part hereof

                           ARTICLE IV: ADDITIONAL WORK

        Section (a) Owner may order, from time to time, without invalidating this Contract, order additional work or changes by altering, adding to or deducting from the Work.

        Section (b) in accordance with Article 16 of the General Conditions, if Contractor shall perform additional work on a negotiated lump sum plus a percentage fee basis or on a cost and percentage fee basis, he shall promptly submit a proposal to Owner, and said proposal shall be supported by a detailed estimate calculated in accordance with the following:

        (1) Work to be performed by Contractor's own forces:

        (a) Estimated direct productive labor costs, including applicable insurance and taxes, but exclusive of the premium portion of any overtime (see (d) below); plus

        (b) Estimated net cost of direct materials and equipment rentals including applicable taxes and insurance; plus


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          (c)   Field overhead (to cover all job costs for supervision;
                employees above the level of foreman, timekeeping, checking, engineering, expediting and other unallocable field costs such as insurance, utility services, job clean-up, tools, equipment and the like), home overhead and profit at Fifteen percent (15%) of (a) plus (b); plus

          (d) Premium portion of any estimated overtime, including applicable insurance and taxes.

        (2) Work to be performed by Subcontractors:

          (a) Estimated direct productive labor costs, including applicable insurance and taxes, but exclusive of premium portion of any overtime (Section (d) below); plus

          (b) Net cost of direct materials and equipment rentals including applicable taxes and insurance; plus

          (c) Field Overhead (to cover all costs for supervision; employees above the level of foreman, timekeeping, checking, engineering, expediting and other unallocable field costs such as insurance, utility service, job clean-up, tools, equipment and the like), home overhead and profit at Fifteen percent (15%) of (a) plus
                (b); plus

          (d) The premium portion of any overtime, including applicable insurance and taxes.

        (3) General Contractor's markup on subcontractor work:

          (a) Additional work performed by subcontractors will be charged at the subcontractor's estimated price for the work plus Five percent (5%) thereof exclusive of the premium portion of any overtime. This represents full compensation for the undersigned's supervision and general job expense, overhead and profit.


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        (4)     When overtime work is performed, only the actual cost of the premium time plus applicable insurance and taxes will be paid by Owner. Overhead and profit shall not to be added on premium time work.

        Section (c) If such proposal does not specify the amount or the rate by which the Contract Sum or Adjusted Contracted Sum shall be adjusted, then there shall be no adjustment in the Contract Sum or Adjusted Contract Sum. If such proposal does not state that the time for the completion of the Work will be extended or shortened, then there shall be no such extension or shortening of time. If such proposal does state that the time will be extended or shortened, then there shall be no other extension or shortening of time, unless Contractor, within the time for making a claim for adjustment in the Contract Sum or Adjusted Contract Sum, shall make a claim to Owner for a revised extension or shortening of said time.

        Upon delivery of any such claim by Contractor to Owner, Owner shall have the right to cancel the additional order for changes giving rise to such claim by Contractor, but if Owner does not cancel same, then Owner and Contractor shall endeavor to agree on the amount by which the Contract Sum or Adjusted Contract Sum should be adjusted or on the date when all of said work shall be completed. If agreement on any of said points is reached, it shall be reduced to writing and shall be enforceable only when signed by an authorized representative of the party to be charged. Even if Owner and Contractor cannot reach an agreement on all of said points, Owner may, nevertheless, direct Contractor to proceed with the work as changed. In such case, any disputed point shall be determined by the Architect. The Owner, however, shall have the option to designate the basis under paragraph (e) of Article 16 of the General Conditions by which the Architect may make its determinations.

        Section (d) Any adjustment to the Contract Sum or Adjusted Contract Sum that may be agreed upon between Owner and Contractor, shall be deemed to include therein the profit and overhead of Contractor.

        Section (e) Upon formal request by Owner or Architect to Contractor, Contractor shall, within seven (7) days from the date of such request, furnish estimates of the cost of additional work involved.


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                               ARTICLE V: BONDING

        Contractor shall execute and deliver to Owner a performance bond for one hundred percent (100%) of the Contract Sum. Contractor shall furnish a bond satisfactory to Owner from a surety company approved or designated by Owner for the performance of the Contract, which bond shall comply with the laws of the state in which the work is done.

                             ARTICLE VI: TERMINATION

        Section (a) If Owner elects to terminate the Work, it may do so upon ten
(10) days' written notice to Contractor, or, if the Work should be stopped by Owner for a period of three (3) months through no act or fault of Contractor or of anyone employed by it, then Contractor may, upon ten (10) days written notice to Owner (following such three (3) month period), stop work and terminate this Contract and remove from the site all construction equipment and other items belonging to it. In the event of termination as provided above, the Owner shall have no liability to the Contractor other than to pay the Contractor, to the extent previous payments have not already been made, all reasonable and proper costs of the Work incurred by the Contractor through the date of termination, including fair and reasonable compensation for overhead attributable to such work as the Contractor has performed.

        Section (b) Owner may, after giving Contractor ten (10) days' written notice, terminate the employment of Contractor and take possession of the jobsite and Work and of all materials, tools, and appliances thereon and finish the Work by whatever method it may deem expedient upon the occurrence of any of the following events:

        (i) a petition is filed either by or against Contractor in any court or pursuant to any statute, whether in bankruptcy, insolvency, or similar proceedings;

        (ii) Contractor makes an assignment for the benefit of its creditors, or a receiver of any property of Contractor is appointed in any suit or proceedings;


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        (iii)   Contractor refuses or fails to supply enough properly skilled workmen or proper materials, or Contractor refuses or fails to carry out the Work or any part thereof in accordance with the Contract Documents, within the applicable time specified herein (or within any extension thereof approved by the Owner) or falls to make progress as to, in the sole judgment of the Owner, endangers performance of this Contract in accordance with its terms;

        (iv) Contractor fails to make prompt payment to subcontractors for materials or labor; or

        (v) Contractor disregards laws and ordinances or is otherwise in violation of any provision of this Contract.

        In the event that Contractor shall correct the situation which has caused the notice of termination to be given by Owner as provided above within the ten (10) day notice period, the termination shall be deemed waived, and this Contract shall continue in effect in the same manner as though such cause of termination had not existed; provided, however, that Owner reserves its right to damages for breach of any provision of this Contract. In the event of the termination of the employment of Contractor as provided in this Section (b), Contractor shall prepare and furnish to Owner a statement of costs to that date, similar to the monthly statements provided in Paragraph (m) of Article 34 of the General Conditions, plus all obligations incurred in the interest of the Work but not yet due. Construction equipment on the site belonging to Contractor may be used by Owner or its agent until the Work is completed. Should the expense so incurred by Owner in completing the Work exceed the difference between the Contract Sum or Adjusted Contract Sum and the total amount paid to Contractor, Contractor shall pay such excess to Owner upon demand. Should the said expense be less than the said difference, Owner shall pay to Contractor an amount equivalent to the portion of the work completed by Contractor prior to the termination of its employment. The net amount of such statement then unpaid shall become due and payable to Contractor.

        Section (c) Owner may, with or without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as Owner may determine.


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        Section (d) An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performances, caused by suspension, delay or interruption caused by the Owner. No adjustment shall be made to the extent that (1) performance is, was or would have been so suspended, delayed or interrupted by another cause for which Contractor is responsible; or (2) an equitable adjustment is made or denied under another provision of this Contract. Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

                          ARTICLE VII: HOLD ALTERNATES

        Owner shall have the right to order the performance of any or all of the work specified in Schedule "D" attached hereto. If Owner shall order such work, then Contractor shall furnish and perform such work in the same manner as the original work to be furnished by Contractor under the Contract Documents and the provisions in said Schedule "D" shall apply thereto. However, such work shall be done only upon subsequent authorization evidenced by the issuance of change orders pursuant to Article IV hereof.

                        ARTICLE VIII: CONTRACT DOCUMENTS


        The Drawings, Specifications and General and Special Conditions, together with the Articles of Agreement and other documents listed on Schedule "A" attached hereto shall constitute the Contract Documents and together constitute the Contract. The Contract Documents are intended to be complementary, and what is required in any one of them shall be as binding as if called for by all. To the extent possible, all parts of the Contract Documents shall be construed so as to be consistent with each other. However, in the event of a conflict or inconsistency between the various Contract Documents, the order of precedence for interpretation of the Contract Documents shall be as follows:


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                (1)     Articles of Agreement

                (2)     Letter of Intent

                (3)     General Conditions

                (4)     Supplementary Conditions

                (5)     Latest Addenda

                (6)     Specifications

                (7)     Contract Drawings

                             ARTICLE IX: ASSIGNMENT

        Section (a) Contractor may not assign the Contract or sublet it as a whole without the written consent of Owner, nor shall Contractor assign any monies due or to become due hereunder without the previous written consent of Owner.

        Section (b) Owner reserves the right to assign the Contract, and in the event of such assignment, the assignor's obligations under the contract will be assumed by the assignee who will then be known as Owner under the Contract. Upon such assignment, the assignor shall be entirely released from all covenants and obligations under the Contract.

                              ARTICLE X: AMENDMENTS

        No waiver, modification, or amendment of any term, condition, or provision of this Contract shall be valid or of any force or effect unless made in writing, signed by the parties hereto and specifying with particularity the nature and extent of such waiver, modification or amendment. The signing of such writing or writings in any instance or instances shall not be construed as a general waiver, abandonment, modification or amendment of any of the terms, conditions or provisions of the Contract, but the same shall be strictly limited and restricted to the specific waiver, amendment or modification agreed to by the parties.


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                            ARTICLE XI: CHOICE OF LAW


        The laws of the state where the Work is being performed shall govern as to the interpretation, validity and effect of this Contract.

                              ARTICLE XII: NOTICES


        Any notice, demand, request, designation, direction, approval, authorization, consent, statement, permission or agreement provided for herein shall be given in writing to the party to whom it is to be given or made, at its place of business hereinabove stated or such other place as may hereafter in writing be designated by such party; provided, however, that if it is to be given to Owner, it shall be given only to a person authorized by Owner, and provided, however, that any notice thereof will be conclusively deemed to have been delivered by Owner to Contractor if delivered to Contractor's field superintendent or authorized agent of Contractor stationed at the site.


                           ARTICLE XIII: DEFINITIONS


        Whenever occurring in this Contract or any of the Contract Documents, unless the context clearly requires a different meaning, the following terms are defined terms and are to fit their grammatical use:

        "Adjusted Contract Sum" shall mean the Contract Sum as adjusted from time to time pursuant to Article IV hereof and Section 16 of the General Conditions. As of any particular time during the performance of this Contract, the Adjusted Contract Sum as used in this Contract shall mean and refer to such Adjusted Contract Sum as shall then exist.

        "Contractor" shall mean the party of the second part of this Contract.

        "Contract Sum" shall mean the dollar amount specified as the Contract Sum in Article III hereof.

        "Cost," as used in Article IV (b) shall mean:


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        (a)     The amount disbursed by the particular subcontractor or
                Contractor for materials and their transportation required for the proper execution of the particular work, and for large tools on either a daily or monthly rental basis as elected by Owner. The rental rate shall be in accordance with the rates established by A.E.D. or other accepted standard in the locality. Owner shall be entitled to all trade discounts and to such cash discounts with respect to which Owner shall have furnished Contractor with such monies, so that Contractor may pay with such monies and receive such cash discounts.

        (b) Wages paid for labor directly engaged in the work at the jobsite, including such items in connection with such labor as welfare and vacation fund, Social Security, unemployment and disability insurance taxes and other fringe benefits paid in connection with wages that are paid pursuant to this Contract and documented to the satisfaction of Owner. Owner shall be entitled to any credits received by the subcontractor or Contractor.

        (c) At the option of Owner, in lieu of the amount otherwise payable by Contractor to a subcontractor pursuant to the foregoing subdivisions, an amount determined with approval of Owner by estimate, negotiation and acceptance as the lump sum that shall be paid by Contractor to the subcontractor.

        "Drawings" shall mean collectively all of the Drawings listed in Schedule "A" annexed hereto and such other drawings and revisions, if any, hereafter prepared by the Architect supplemental thereto, including those prepared by the Architect in connection with any additional work or changes in the work which may be ordered pursuant to Article IV hereof.

        "General Conditions" shall mean the General Conditions, including any Supplementary Conditions, which may be modified in the Specifications or amendments to the Contract, if any, prepared by the Architect.

        "Owner" shall mean the party of the first part to this Contract.

        "Specifications" or "Project Manual" shall mean collectively all of the specifications and addenda listed in said Schedule "A" annexed hereto, including such other specifications.


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amendatory or supplementary specifications, bulletins, addenda and supplements, if any, that may be issued by Architect supplemental thereto and those prepared by Architect in connection with any additional work or changes in the work which may be ordered pursuant to Article IV hereof

        "Subcontractor" shall mean only those having a direct contract with Contractor, including those contracts made by Owner and assigned to Contractor, and including one who furnishes material worked to a special design according to the Drawings and Specifications, but not including one who merely furnishes material not so worked.

        "Architect" shall mean the owner and his engineering consultants. Owner shall have the right to substitute any other Architect or Engineer to perform any of said services.

                            ARTICLE XIV: AUDIT RIGHTS

        The Contractor shall keep full and detailed accounts as may be necessary for proper financial management under this Contract in accordance with a system acceptable to Owner. All accounts contained in books, records, vouchers, receipts, correspondence and memos pertaining to construction work shall be preserved by the Contractor for a period of three years after final payment by Owner. Complete access to these documents and the right to audit and make copies thereof, during normal working hours and upon reasonable notice to Contractor is hereby guaranteed to the Owner and its authorized representatives by the Contractor both during the time when the job is under way and for the period of time set forth above.


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        IN WITNESS WHEREOF, Contractor and Owner have caused this Agreement to be signed, sealed and delivered by their fully authorized officers as of the date first above written.

OWNER:                                       OWNER:

FEDERATED CORPORATE SERVICES, INC.
----------------------------------           ---------------------------------

By:           [SIG]                          BY: /s/ JAMES B. SNIDOW 3/4/98
   -------------------------------              ------------------------------
                                                James B. Snidow
                                                Operating Vice President
Title: Senior Vice President
      ----------------------------

Date      3/10/98                                [SIG] 3/6
     -----------------------------              ------------------------------

CONTRACTOR


IROQUOIS CORPORATION
----------------------------------

By:  /s/ CHARLES WALKER                          [SIG] 3/3/98
   -------------------------------              ------------------------------

Title:  Charles Walker, President
      ----------------------------

Date:     2-27-98
     -----------------------------


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                                                                        Vendor #

                                     SCHEDULE A(Page 1 of 2)
                                       CONTRACT DOCUMENTS

1.      All work is to be performed in accordance with the following:

2. Articles Of Agreement (along with Schedules attached thereto) General Conditions (Schedule E)

3. Project Manuel for Emergency Demolition-Asbestos Removal, Demolition and Site clearance 150 Fulton Ave. (Former A&S Department Store) Prepared by Inc. Village of Hempstead Community Development agency.

4. Asbestos removal specification for former Abraham and Strauss dated February 11, 1998, prepared by Clayton Environmental Consultants, Inc.

5.      Proposals dated December 17, 1997 and February 18, 1998 from Iroquois
        Corp.

CLARIFICATION:

1. The asbestos removal specification prepared by Clayton Environmental shall supercede the one in the project manuel prepared by the incorporated village of Hempstead community developing agency.

2.      All work including the asbestos removal work shall be performed union.

3. Contractors shall provide temporary electric, heat and hot water required for its work.

4. Contractor shall remove foundation and footings of parking structure and back fill.

5. Satisfactory soil for backfill and fill materials shall be free of clay, silt, rock or grave larger than 2" in any dimension, debris, waste, frozen materials, vegetable and other deleterious matter. Material shall be 10% to 60% by weight passing on a No. 10 sieve and not more than 10% passing a No. 200 sieve. Final acceptance of material of material shall rest with the owner and its engineer. The moisture density curve for the fill used shall be obtained by the Contractor from the approval Testing Laboratory as a guide for controlling moisture and achieving the required compaction.

6. All backfill and fill materials shall be comparted to 95 percent modified proctor.


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                             SCHEDULE A(Page 2 of 2)

                                   (Continued)

7. Contractor shall remove floor slab foundation and footing of small auto service building and backfill.

8. Contractor shall remove truck tunnel, electric vault and oil tank and backfill.

9. Contractor shall disconnect and close all utilities as required by the utility companies, Contractor shall pay all fee's associated with this work


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                                   SCHEDULE B

                            INTERIM COMPLETION DATES

     1. Start cleaning interior of building                 March 2,1998
     2. Start abatement work                                March 30,1998
     3. Complete abatement work                             May 1, 1998
     4. Demolish old A&S store                              May 4,1998
     5. Complete Work                                       July 31, 1998


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                                   SCHEDULE C
                          DETERMINATION OF CONTRACT SUM

1.   Original lump sum proposal for work indicated in Project Manual for emergency         $1,758,000.00
     demolition prepared by the Inc. Village of Hempstead Community Development
     Agency.

2.   Additional cost for asbestos removal due to increased scope
     and requirements indicated in asbestos removal specifications                         $   30,000.00
     prepared by Clayton Environmental Consultants, Inc.

3.   Abate and demolish small auto service building.                                       $   20,000.00
                                                                                           -------------

4.   TOTAL LUMP SUM CONTRACT AMOUNT.                                                       $1,808,000.00


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                                   SCHEDULE D

                            OPTIONAL HOLD ALTERNATES

It is mutually agreed the Hold Alternates listed below shall be available to the Owner for the time listed below without change in cost to Owner. The Contractor shall provide the Owner and Architect with written notice ten (10) days prior to the expiration date of the Hold Alternates. Any Hold Alternate price shall remain in force until ten (10) days after such notification is received, even though this date may be later than the Hold Alternate date listed on this schedule.

      NONE


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                                   SCHEDULE E

                       FEDERATED CORPORATE SERVICES, INC.
                               GENERAL CONDITIONS
                                    CONTENTS

1.      Purpose

2.      Articles of Agreement

3.      Definitions

4.      Drawings and Specifications (DELETED)

5.      Shop Drawings (DELETED)

6.      Samples

7.      Examination of Site and Contract Documents

8.      Laying Out Work

9.      Permits, Licenses and Certificates

10.     Materials and Workmanship

11.     Equipment

12.     Supervision and Inspection

13.     Contractor's Insurance; Indemnity

14.     Owner's Insurance (DELETED)

15.     Protection of Work, Property and Persons

16.     Change in the Work

17.     Time of Performance

18.     Job Organization, Progress Schedule and Chart

19.     Progress and Order of the Work

20.     Progress Photographers (DELETED)

21.     Separate Contracts (DELETED)

22.     Architect's Status

23.     Architect's Decision

24.     Laws, Ordinances and Regulations

25.     Labor Conditions

26.     Working Hours

27.     Work Sequence

28.     Owner's Right to Occupy (DELETED)

29.     Use of Premises

30.     Owner's Right to do Work

31.     Subcontracts

32.     Relations of Contractor and Subcontractor

33.     Cash Allowance


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34.     Payments

35.     Correction of Work Before Final Payment

36.     Preliminary and Final Acceptance

37.     Correction of Work after Final Payment

38.     Warranty

39.     Damages

40.     Litigation

41.     Taxes

42.     Title to Work and Materials (DELETED)

43.     Signs and Advertisements

44.     Manufacturer's Directions (DELETED)

45.     Cutting and Patching (DELETED)

46.     Owner's Contractors (DELETED)

47.     Cleaning and Removal of Materials

48.     Mechanic's Liens

49.     First Aid

50.     Watchman (DELETED)

51.     Site Regulations

52.     Records (DELETED)

53.     As Built Drawings (DELETED)



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1. PURPOSE

a. The purpose of these General Conditions shall be to define the relationship of the Architect, the Owner, and the Contractor, each to the other; to lay down certain rules which shall be common to them to the end that the Work may be carried on and completed, in an expeditious, orderly and workmanlike manner; and these General Conditions, together with the Specifications shall establish the standard of materials and workmanship to be used, so that the Project shall be a complete and finished piece of work, and that all portions of the same may be executed in the best manner known to each representative trade.

b. In case of conflict between these General Conditions and the Specifications, these General Conditions shall take precedence. A General Condition clause referring to the work of the Contractor shall, however, be considered as waived or modified if so noted in the Specifications.

c. All Specifications issued for the work of the several trades employed in the construction of the Project shall be understood as being prefaced by these General Conditions.


2. ARTICLES OF AGREEMENT

These General Conditions shall be considered as a part of the Articles of Agreement executed by the Contractor covering work in or for the Project. Where there is any conflict, the Articles of Agreement shall take precedence over the Specifications and these General Conditions as more fully set forth in Article VIII of the Articles of Agreement.



3. DEFINITIONS

a. The "Contract Documents" collectively referred to as the "Contract" consist of these General Conditions, the Letter of Intent, the Drawings and Specifications, the Articles of Agreement (with all schedules attached thereto) and the other documents referred to in Article VIII of the Articles of Agreement including all modifications thereof properly incorporated therein by reference or otherwise.

b. Wherever the term "Contractor" is used in the Contract, it shall mean unless otherwise noted, the individual firm, or corporation other than the Owner, which executed the Contract and is to perform the work required thereunder, acting as General Contractor for the Work, and so identified in the Articles of Agreement.



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        (1)     As used in the Specifications, the term "Contractor" shall be construed to mean the General Contractor as well as the Subcontractor to whom the division of work has been sublet, as their respective interests may appear.

c. Wherever the terms "Furnish and Install", or "Provide" are used in the Contract they shall mean all labor, materials, equipment, appliances and services provided or to be provided by the Contractor to fulfill the Contractor's obligations and necessary for the completion of the Work as defined in Article I of the Articles of Agreement.

d. Wherever the terms "or equal", "necessary", "suitable", "as directed", "when directed", "satisfactory", "good and sufficient", or other general qualifying terms are used in the Contract they shall be construed as though followed by the words "in the opinion of the Architect or Owner".



6. SAMPLES

a. Samples, as called for in the various sections of the Specifications, or as requested by the Architect, shall be submitted in duplicate for his approval, allowing a reasonable time for their consideration. Samples shall be properly labeled with the project name and location; manufacturer's name; contractor's name; type, finish and composition of material; date of submission.

b. If requested, samples as required above shall also be furnished concurrently to Owner for approval, in duplicate.



7. EXAMINATION OF SITE AND CONTRACT DOCUMENTS

a. The Contractor shall satisfy himself as to the nature and location of the Work; the character, quality and quantity of surface and subsurface materials to be encountered; the general and local conditions, particularly those bearing upon availability of labor; the character of equipment and facilities needed preliminary to and during the prosecution of the Work; and all other matters which can in any way affect the Work or the cost thereof under the Contract.

b. The Contractor represents that it has had an opportunity to examine and has carefully examined the Contract Documents including the Drawings, Specifications, General Conditions and the Articles of Agreement, and has fully acquainted itself with the soil conditions described in the project soils reports, as well as obstructions, grades, excavation, fill and other conditions at the site and its surroundings; and that it has made all investigations essential to a full understanding of the difficulties which may be encountered



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in performing the Work. Contractor shall, regardless of any such conditions relevant to the Work, the site or its surroundings, complete the Work for the compensation stated in Section (a), Article III of the Articles of Agreement (except in the case of changes in the Work which will be paid for pursuant to the provisions of Article IV of the Articles of Agreement and Article 16 hereof) and assume full and complete responsibility for completion of the Work under any such conditions which may exist at the site or its surroundings and all risks in connection therewith. In addition thereto Contractor represents that it is fully qualified and able to do the Work in accordance with the terms of the Contract within the time specified.

8. LAYING OUT WORK

a. The Contractor shall lay out his work correctly and shall be responsible for any damage caused to Owner or other contractors due to incorrect layout of his work. The Contractor shall engage and hire a licensed surveyor to locate the structures, to assure their correct and vertical position on the property, to establish correct levels and bench marks, to make required surveys for verifying boundary lines and easements, to locate column centers, piers, walls, pits and trenches and otherwise to fully and completely layout all work required by the Contract.

b. The Drawings are intended to show correctly existing and contiguous work, but neither the Architect nor the Owner guarantees that such work will be executed in exact accordance with the Drawings. The Contractor shall, therefore, examine and verify any work in place or furnished by others upon which his work is in any way dependent for its perfect efficiency according to the intent of the Contract Documents, and shall at once report to the Architect and Owner any error or discrepancy which may appear in the same, so that any such matter may be explained or adjusted before the work in question is undertaken. In the event of the failure of the Contractor to give this notice before proceeding with his work, or if the Contractor shall connect his work to such erroneous work of other contractors, he shall assume all charges and make any changes to his work made necessary by his failure to observe this condition.



9. PERMITS, LICENSES AND CERTIFICATES

a. All necessary permits and licenses shall be obtained for the Owner by the Contractor and their costs shall be included in the Contract Sum. The Contractor shall give all necessary notices, pay all fees required by law, and comply with all governmental laws, ordinances, rules and regulations relative to the Work and to the preservation of the public health and safety. The Contractor shall secure and pay for, all certificates of inspection and of occupancy that may be required and shall furnish them to the Architect for delivery to the Owner.

b. If the Contractor does any wiring or provides any hoists, pumps, fans, motors or fixtures or performs any other work in which electricity is used, then he shall furnish



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temporary as well as permanent certificates from the Board of Underwriters and other bodies having jurisdiction and such certificates shall be filed with the Owner.

c. Prior to commencement of the Work, the Contractor shall provide evidence satisfactory to the Owner that the Contractor meets all requirements and is licensed to do business in the state and location where the Work is located.




10. MATERIALS AND WORKMANSHIP

a. The contractor shall maintain order and discipline among the workmen on the jobsite at all times and employ only such labor throughout as will not interfere with the speedy and uninterrupted completion of the work.

b. All materials and equipment shall be delivered at such times and in such manner as will insure the speedy and uninterrupted progress and completion of the work. The building shall not be used for the storage of materials except upon written order of the Owner, and if any materials so stored obstruct the progress of any portion of the various parts of the Work, they shall be moved from place to place or from the premises as the Owner may direct, at the expense of the Contractor.

c. Owner shall, at Owner's cost, make such tests and reports of materials or work furnished except where stated to the contrary in the Architect's or Engineer's drawings and specifications.




11. EQUIPMENT

a. The Contractor shall furnish all labor, materials scaffolding, ladders, planking, centering, false work and forms, tools, machinery, implements, transportation, cartage and other items requisite and necessary for the proper and entire finishing of his work and its connection to the work of other contractors, notwithstanding that each and every item necessary may not be particularly shown or described, to the end that the Work as a whole may be completed in a timely manner.

b. DELETED



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c. All hoistways and scaffolds shall be constructed and maintained in strict accordance with the laws, ordinances and regulations having jurisdiction relating thereto.

d. Prior approval of location of hoistways and scaffolds shall be obtained from the Owner and Architect.

e. Under no circumstances shall the Owner's equipment, tools, or appliances be used by the Contractor or any of his subcontractors.



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12. SUPERVISION AND INSPECTIONS

a. The Contractor shall supervise and direct the Work at the site. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work. He shall place a competent superintendent in charge of the Work at the site who shall be acceptable to the Owner and who shall remain until final completion and acceptance of the Work unless removed by reason of sickness, discharged for cause, or replaced by the Contractor, with the written consent of the Owner. The Contractor shall be responsible for all acts and omissions of his superintendent in connection with his Work. The Contractor shall also employ an assistant superintendent, depending upon job requirements, so that all operations can be satisfactorily supervised.

b. Wherever reasonably so required by the Architect or the Owner, the Contractor shall render a detailed report of the condition of the Work in the shop or at the site.

c. If the Specifications, instructions of the Architect or the Owner, laws, ordinances or any public authority require any work to be specially tested or approved, the Contractor shall give the Architect and the Owner timely notice of its readiness for inspection, and, if the inspection is by an authority other than the Architect, the Contractor shall inform the Owner and the Architect of the date fixed for such inspections. Inspections by the Architect shall be made promptly. If any such work should be covered up without approval or consent of the Architect or the Owner, it must, if required by the Architect or the Owner, be uncovered for examination, at the Contractor's expense.

d. Re-examination of questioned work may be ordered by the Architect or the Owner. If such work is found in accordance with the Contract, the Owner shall pay the cost of re-examination and replacement. If such work be found not in accordance with the Contract, through the fault of the Contractor, the Contractor shall pay such cost.

e. If the Architect or the Owner deem it inexpedient to correct work performed not in accordance with the Contract, then an equitable deduction from the Contract Sum shall be made therefor.



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13. CONTRACTOR'S INSURANCE: INDEMNITY

a. The Contractor shall comply with the provisions of Social Security and unemployment insurance laws, local, state and federal, as may be now or hereafter in force and applying to the Work and shall accept exclusive liability and hold the Owner harmless for any contributions or taxes with respect to the Work payable under such laws.

b. The Contractor, before commencing the Work, shall be qualified under the Workers' Compensation Law of the state in which the Work is to be done and shall at all times comply with the provisions of said law. The Contractor shall at all times pay or cause to be paid any assessment or compensation required to be paid pursuant to the Workers' Compensation Act or law. The Contractor unconditionally guarantees to the Owner the full compliance with said conditions, regulations and laws by any Subcontractor or other person employed by the Contractor or with whom the Contractor may contract for performance of any work hereunder.

c. To the fullest extent permitted by law, Contractor shall indemnify, defend, and hold harmless Owner, Owner's affiliates, its employees, and authorized representatives and assigns of each from and against any and all suits, actions, legal or administrative proceedings, claims, debts, demands, damages, liabilities, interest, costs and expenses of whatever kind or nature, whether arising during or after commencement or completion of the Work, which are in any manner caused, occasioned or contributed to in whole or in part, through any negligence or willful misconduct of the Contractor, any Subcontractor or Subsubcontractor or anyone employed by any of them or anyone for whose acts any of them may be liable in connection with or incident to the Work, even though the same may have resulted from the joint, concurring or contributory negligence of Owner or any Other person or persons, unless the same be caused by the sole negligence or willful misconduct of the party indemnified or held harmless hereunder provided that such claim, damage, loss or expense is attributable to injury or death to any person or persons and damage to any property, regardless of where located, including the property of Owner. In any and all claims against those indemnified hereunder, the indemnification obligation shall not be limited in any way by any limit on the amount or type of damage, compensation or benefits payable under any workers' compensation acts, disability benefit acts or other employee benefit acts.

d. The Contractor shall indemnify and hold harmless the Owner and the Owner's Employees and Affiliates from and against any and all loss, damage and expense (including, but not limited to, attorneys' fees) which any or all of them may suffer, incur or pay as a result of or arising out of claims made or litigation begun on account of violation or infringement, or alleged violation or infringement, of any letters patent or patent rights, resulting from or arising out of the Work or of methods, materials or things used by the Contractor, and the Contractor, if requested, shall assume and defend (with counsel approved by the Owner) at his own cost and expense any such claim or litigation.



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The Contractor shall pay all royalties and license fees. The Contractor shall defend all suits or claims for infringement of any patent rights and shall indemnify and save harmless the Owner from loss on account thereof, except that the Owner shall be responsible for all such loss when a particular process or product of a particular manufacturer or manufacturers is specified by the Owner, but if the Contractor has information that the process or article specified is an infringement of a patent, he shall be responsible for such loss unless he promptly gives such information to the Owner.

e. For the purposes of this Article 13, the term the "Owner's Employees and Affiliates" means:

        1.      all directors, officers, employees and agents of the Owner;

        2. any corporation controlling the Owner and any parent corporations controlling the same (whether directly or indirectly);

        3. any corporation controlled by the Owner and any corporations controlled by the same (whether directly or indirectly);

        4.      any Affiliates; and

        5. all directors, officers, employees and agents of any corporation referred to in items 2, 3 or 4 above.

        For purposes of this definition, "control" shall mean ownership of more than twenty per cent (20%) of the common stock of a corporation. "Affiliate" shall mean any corporation in which any corporation described in item 2 above owns more than twenty per cent (20%) of the common stock.

f. If at any time claims shall be made against the Owner or the Owner's Employees and Affiliates against which the Contractor has indemnified them, then the Owner may withhold from any payment otherwise due to the Contractor an amount sufficient in the Owner's discretion to protect the Owner and the Owner's Employees and Affiliates against the cost of such claims and any costs involved in connection therewith until the cause for withholding is removed by the Contractor and evidence to that effect satisfactory to the Owner is furnished to the Owner.

g. Owner and Contractor each waive any rights each may have against the other on account of any loss or damages occasioned to Owner or Contractor, their respective property, or to the premises or its contents arising from any liability, loss, damage or injury caused by fire or other peril for which property insurance is carried or required to be carried



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pursuant to this Agreement. The insurance policies obtained by Owner and
Contractor pursuant to this Agreement shall contain endorsements or other provisions, waiving any right of subrogation which the insurer may otherwise have against the other party. The provisions of this Section 13g shall not limit the indemnification for liability pursuant to Section 13c.

h. The provisions of this Article 13 shall not in any way limit the Owner's rights under the Contract or otherwise available under law or at equity.

i. Before commencing the Work, Contractor shall procure from insurers approved by Owner and maintain at its own expense, until installation of the Work is completed and accepted, the following minimum insurance, and will deliver to Owner certificates of the insurers evidencing such coverage:

        (1) Workers' Compensation in accordance with the laws of the State or States in which the work is being performed.

        (2) Employer's Liability Insurance of FIVE HUNDRED THOUSAND DOLLARS ($500,000) for each accident or disease: ONE MILLION DOLLARS ($1,000,000) policy limit.

        (3) Fire and Extended coverage, sprinkler leakage, water damage, vandalism and malicious mischief insurance on all materials used in the performance of the Work hereunder, and on all fixtures in the process of manufacture, storage or transit, to the full extent of the value thereof.

        (4) Commercial General Liability Insurance or Owner's and Contractor's Protective Liability Insurance, including Broad Form Property Damage and Contractual Liability Coverage, with the following minimum limits:

                Bodily Injury, including Death       $5,000,000 per occurrence
                Property Damage                      $1,000,000 per occurrence

        (5) Motor Vehicle Liability Insurance covering each motor vehicle used in connection with the Work in the following amounts: (1) TWO MILLION DOLLARS ( $2,000,000.00) per occurrence / FIVE MILLION DOLLARS ($5,000,000.00) policy limit with respect to injury or death to an individual,; and (2) TWO MILLION DOLLARS ($2,000,000.00) for each accident /and a FIVE MILLION DOLLAR ($5,000,000.00) policy limit for property damage.



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j. Owner shall be named as an additional insured party under the policies as referred to in paragraphs (3) and (4) above. All policies of insurance referred to hereinabove shall stipulate that such insurance is primary and is not additional to any insurance carried by Owner or any additional insureds and further provide that the particular policies shall not be canceled or coverage reduced unless and until thirty (30) days prior written notice of such cancellation or reduction shall be delivered to Owner by the Insurance Company.

k. The Insurance Company must have a "B+VII" or Better "Best" Rating, as shown on Best's Latest Rating Publication.

1. Certificates of all such insurance policies shall be delivered to the Owner prior to commencement of the Work and shall contain a thirty (30) days' notice of cancellation to the Owner. If the insurance required hereunder is canceled and Contractor cannot or will not reinstate it such shall be a default under the Contract and Owner may terminate the Contract or exercise any of its other rights under the Contract.




15. PROTECTION OF WORK, PROPERTY AND PERSONS

a. The Contractor shall be solely responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall provide sufficient, safe and proper facilities and safeguards at all times for the prosecution of the Work and the inspection of the Work by the Owner and for the protection of the public from injury. The Contractor shall, on written notice from the Owner, remove all materials, whether worked or unworked, and all portions of the Work which Architect or the Owner shall determine to be unsound or unsatisfactory. The Contractor shall protect and care for his work from the time of delivery at the site until final acceptance of same by the Architect and the Owner. Any portion of the work liable to injury or soiling shall be carefully boxed or otherwise protected by the Contractor in a manner satisfactory to the Architect and the Owner, and, in like manner, he shall protect the Owner's property and the property of any other contractor having a separate agreement with the Owner from injury or loss arising in connection with the Contract. This protection shall be carefully maintained during the construction of the entire Work, and shall be removed from the premises when requested by the Architect or Owner.

Should the Contractor fail to properly protect his Work, such protection may be installed by the Owner at the Contractor's expense. The Owner will not assume any responsibility for tools, materials or other property of the Contractor left on the premises.

b. The Contractor shall take all necessary precautions for the safety of employees on the Work, and shall comply with all applicable provisions of federal, state, county and local safety laws and building codes to prevent accidents or injury to persons on, about or



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adjacent to the premises where the work is being performed. He shall erect and properly maintain at all times, as required by the conditions and progress of the Work, all necessary safeguards as required by the conditions and progress of the Work, all necessary safeguards for the protection of workers and the public, and shall post danger signs warning against the hazards created by such features of construction as protruding nails, hoists, elevator hatchways, scaffolding, window openings, stairways and falling materials; and he shall designate a responsible member of his organization on the Work whose duty shall be the prevention of accidents. The name and position of the person so designated shall be reported to the Architect and the Owner by the Contractor.

c. The Contractor shall adequately protect all adjoining and adjacent property, private or public, and he shall repair any and all damage or injury that is a result of his work. He shall leave the property in as good condition as before work was started, and he shall relieve the Owner of all responsibility for any claims due to such injury and must defend any action of law brought by reason thereof.

d. In an emergency affecting the safety of life or of the work of adjoining property, the Contractor, without special instructions or authorization from the Architect or Owner is hereby permitted to act, at his discretion, to prevent such threatened loss or injury, and he shall so act, without appeal, as if so instructed or authorized. Any compensation claimed by the Contractor on account of emergency work shall be determined as stipulated in the Article 16, entitled "Change in the Work". The Contractor shall, at his earliest opportunity notify the Owner of such emergency.



16. CHANGE IN THE WORK

a. The Owner without invalidating the Contract, may order extra work or make changes by altering, adding to or deducting from the Work, the Contract Sum being adjusted accordingly. All the stipulations, provisions and conditions contained in the General Conditions and in the Specifications shall apply with full force and effect to any and all omissions and/or changes and/or additions to the work under the Contract.

b. No order for additional work or changes given to the Contractor (and no cancellation of such order) shall be deemed authorized or to bind or obligate the Owner in any way unless same shall have been previously signed on behalf of the Owner by an authorized representative of the Owner in the form of a Change Order. The sole exception to this is the issuance by Owner of an emergency work order whereby the Contractor is authorized to proceed upon receipt of a special verbal emergency work order number issued by Owner with an agreed "not to exceed" price.

c. Any work commenced by the Contractor prior to the time a claim is made by the Contractor that such work is not provided for in the Contract, where the Owner shall not



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have issued an order for extra work, shall be deemed to be included in the
Contract, and not additional work.

d. In giving instructions, the Owner shall have authority to make minor changes in the Work, not involving extra cost, and not inconsistent with the purposes of the Work, but otherwise, except in an emergency endangering life or property, no extra work or change shall be made unless in pursuance of a written order or emergency work order from the Owner and no claim for an addition to the Contract Sum shall be valid unless so ordered.

e. The amount of the adjustment of the Contract Sum by reason of any such extra work or change shall be determined, at the option of the Owner, in either one or more of the following bases, as selected by the Owner.

        (1) by estimate, negotiation and acceptance of a lump sum plus a percentage fee;

        (2) by the unit prices stated in the general contract or subcontracts;

        (3) by Cost and a percentage fee, subject to a guaranteed maximum price;

        (4) in the case of an deletion of any work, the Contract Sum or Adjusted Contract Sum shall be reduced in an amount equal to the estimated but reasonable value of the deleted work in relation to the Contract Sum or Adjusted Contract Sum;

        (5) in case there be any substitution of work pursuant to request of Owner, then Owner shall receive full credit for the omitted work, at the same rate that Contractor shall receive for additional work, and Contractor shall be entitled to payment for the additional work;

        (6)     or any combination of the above acceptable to Owner.

f. Adjustments in time of performance for work under the Contract by reason of any changes in the work shall be made in accordance with Article 17, entitled "Time of Performance", hereinbelow and such adjustments in time of performance shall be stated in the pertinent change authorizations. No further claim for adjustment in time of performance by reason of changes in the work will be considered after approval of such pertinent change authorizations.



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17. TIME OF PERFORMANCE

a. Time is of the essences for all time limits stated in the Contract.

b. Should the completion of the Work be delayed beyond the time stated in the Contract, the Owner may, but shall not be required to, grant the Contractor additional time for completion thereof; provided that if in the Owner's opinion the failure of the Contractor to complete the Work within the time specified arises from unavoidable delays (as defined hereinafter), then the Owner may grant such additional time for completion as he may find reasonable and proper after consideration of the extent of the unavoidable delay. Unavoidable delays shall mean (1) delays which result from causes beyond the Contractor's control and which he could not have provided against by the exercise of reasonable foresight, care, prudence or diligence; (2) delays which result from Change Orders altering or increasing the amount of work or quantity of materials and which shall be as stated in the approved applicable change authorizations; and
(3) delays resulting from damage to the Contractor's work by other contractors or because of improper work of other contractors, provided however, that the Owner is promptly notified in writing of such delay and immediate written demand is made by the Contractor for extension of time for completion. The extension of time hereinabove provided for shall be the Contractor's exclusive remedy in the event of such a delay, no matter how or by whom caused.

        Delays on account of loss of time resulting from the necessity of submitting specifications, drawings or samples for approval and from making surveys, measurements and inspections, and such interruptions as may occur on account of reasonable interference by other contractors employed by the Owner but which do not necessarily prevent the completion of the whole work within the time specified, are not unavoidable delays, and the Owner shall not be under any obligation to grant any extensions of time by reason thereof.

c. Any other claims involving loss of time shall be submitted at the time of occurrence of the alleged cause of such loss of time; in no case will any consideration be given to such claims submitted more than fourteen calendar days after such occurrence.





18. JOB ORGANIZATION, PROGRESS SCHEDULE AND CHART

a. The Contractor shall submit, prior to starting work, a job organization chart which shall be subject to approval of the Owner.

b. The Contractor shall promptly, upon award of the Contract, submit to the Architect and the Owner a detailed schedule by trade, showing the order in which he proposes to carry



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on the Work, with dates at which the several parts of the Work will start and the estimated dates of completion of same.

c. The Contractor shall prepare a progress chart in the form of a plan, at suitable scale, which shall indicate the salient features of the Work, with symbols to indicate the progress at any time.

d. The above stipulated progress chart and schedule shall be submitted to the Architect and the Owner for approval before the Work is commenced. All work under the Contract shall in general be done in such order and by such methods as shall produce the best economy, safety and speed.

e. The Contractor shall bring all progress schedules and charts up-to-date approximately every two weeks.

19. PROGRESS AND ORDER OF THE WORK

The Owner shall have the right, without giving the Contractor the right to any extra compensation, at any time when, in the judgment of the Architect or the Owner, the Work is not proceeding in accordance with the approved progress schedule, to require the Contractor to take such measures or adopt such methods as may be necessary in the Architect's or the Owner's opinion, to obtain and maintain satisfactory progress, but the failure of the Architect or the Owner to demand that the Contractor adopt such measures shall not relieve the Contractor of his obligation to secure the rate of progress necessary to complete the Work within the time required by the Contract.

22. ARCHITECT'S STATUS

a. The Architect shall be an Owner's representative during the construction period and he shall observe the work in process on behalf of the Owner. He is the agent of the Owner only to the extent provided in the Contract and when in special instances he is authorized by the Owner so to act, and in such instances he shall, upon request, show the Contractor written authority. He has authority to reject the Work for failure to comply with the Contract Documents.

b. As the Architect is, in the first instance, the interpreter of the conditions of the Contract and the judge of its performance, he shall side neither with the Owner nor with the Contractor, but shall use his authority under the contract to enforce its faithful performance by all.



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c. In case of the termination of the employment of the Architect, the Owner shall appoint a capable and reputable Architect, whose status under the Contract shall be that of the former Architect.

23. ARCHITECT'S DECISION

a. The Architect, if requested by either the Owner or the Contractor, shall, within a reasonable time, make decisions on all claims of the Owner or the Contractor and on all other matters relating to the execution of the Work or the interpretation of the Contract Documents.

The Architect's decisions shall be final in matters pertaining to interpretation of Contract Documents and certification of value of work performed or omitted.



24. LAWS, ORDINANCES AND REGULATIONS

        The Contractor shall comply with all federal, state and local laws, ordinances, rules and regulations, and he shall give all notices and obtain all permits for obstructions, encroachments and as otherwise necessary for the conduct of the Work as drawn and specified, and he shall pay all fees and costs in connection with the same unless otherwise stated herein. If the Contractor observes that the Drawings and Specifications are at variance with the laws, ordinances, rules and regulations above referred to, he shall promptly notify the Architect and the Owner in writing, and any necessary changes shall be adjusted as provided in these General Conditions under Article 16, entitled "Change in the Work". If the Contractor performs any work knowing it to be contrary to such laws, ordinances, rules and regulations, and without such notice to the Architect and Owner, he shall assume all responsibility for such work and shall bear attributable costs.



25. LABOR CONDITIONS

a. The Contractor shall employ only such labor as, to the satisfaction of the Architect or the Owner, will work in harmony with other trades engaged upon work at or about the premises. The Contractor shall maintain order and discipline among the workmen at all times.

b. If, at any time, it shall be impracticable or contrary to the interests of the Owner in its sole judgment, to proceed with or continue the performance of the Work or any part thereof, whether or not for reasons for which either of the parties is responsible, the Owner may order the Contractor to suspend performance until such time as the Owner may deem it practicable to proceed.



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26. WORKING HOURS

a. When so directed by the Architect or the Owner and when not directed by Owner as a remedy to comply with the project schedule, the Contractor shall perform his Work on an overtime basis and the cost to be charged therefor shall be only the actual wages in excess of straight time wages normally paid by the Contractor, plus any increased payroll taxes, insurance premiums and welfare payments attributable to the premium portion of these wages in accordance with
Article IV of the Articles of Agreement.

b. Should the Contract Documents require that the Contractor's work be performed after normal working hours, or should the Contractor elect to perform work after normal working hours, any additional cost of such work shall be borne by the Contractor.


27. WORK SEQUENCE

If, in the judgment of the Architect or the Owner, it becomes necessary at any time to accelerate the overall work, the Contractor, when ordered and directed by the Architect or the Owner, shall cease work at any particular point and transfer its workers to such point or points, and execute such portion of its work as may be required, to enable other contractors to hasten and properly engage and carry on their work, all as directed by the Architect and the Owner.

29. USE OF PREMISES

        The Contractor shall not load or permit any part of any structure to be loaded with a weight that will endanger its safety. The Contractor shall enforce the Architect's and Owner's instructions regarding signs, advertisements, fires and smoking.

30. OWNER'S RIGHT TO DO WORK

        If the Contractor should neglect to prosecute the Work properly or fail to perform any provision of the Contract, the Owner, after seven days' written notice to the Contractor, may, without prejudice to any other remedy he may have, make good such deficiencies and may deduct the cost thereof, including Architect's additional services and expenses made necessary by such default, neglect or failure, from the payment then or thereafter due the Contractor, provided however, that the Architect shall have approved both such action and the amount charged to the Contractor.



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                                                                Contract #226311
                                                                   Vendor #16625


31. SUBCONTRACTS

a. Contractor may not employ any subcontractor without the prior consent of owner and shall not employ any that the Architect or the Owner may within a reasonable time object to as incompetent or unfit.

b. The Contractor shall obtain from Owner the names of subcontractors proposed by the Owner for some of the principal parts of the work and the employment of all subcontractors shall be subject to the approval of the Owner. The Contractor shall not be required to employ for any of the Work a subcontractor against whom he has a reasonable objection. The Owner and Contractor shall mutually agree to a list of subcontractors permitted to bid on principal portions of the Work. The subcontractor's bids shall be opened and analyzed in full consultation with Owner and in accordance with Owner's bid opening procedures.

c. If the Contractor has submitted before execution of the Contract a list of subcontractors and the change of any name on such list is required in writing by the Owner after such execution, the Contract Sum shall be increased or diminished by the difference in cost occasioned by such change.

d. The Contractor agrees that he is as fully responsible to the Owner for the acts and omissions of his Subcontractors and of persons either directly or indirectly employed by them, as he is for the acts and omissions of persons directly employed by him.

e. Nothing contained in the Contract shall create any contractual relation or any other obligation between any Subcontractor and the Owner.



32. RELATIONS OF CONTRACTOR AND SUBCONTRACTOR

a. The Contractor shall procure the Owner's written approval before entering into any contract for the purchase of items of material or before subcontracting for any portion of the work. The Contractor may, at its own cost and expense, require surety bonds from subcontractors. In no event shall the cost of such bonds be included in the Contract Sum. If requested by the Owner, all subcontracts and contracts entered into in connection with the Work shall be on the forms specified or approved by the Owner. The approval by the Owner of any subcontract shall not release Contractor from any responsibility or liability in connection with said subcontract or from the Contract Documents including the Drawings, Specifications and General Conditions .



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                                                                Contract #226311
                                                                         Vendor#

b. By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by the Contract Documents, assumes toward the Owner and the Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and the Architect under the Contract Documents with respect to the work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed sub-subcontractors.

c. The Contractor agrees:

        (1) to be bound to the Subcontractor by all the obligations that the Owner assumes to the Contractor under the Contract, and by all the provisions thereof affording remedies and redress to the Contractor from the Owner.

        (2) to pay the Subcontractor, upon the payment of certificates, if issued under the schedule of values described in the Article 34, entitled "Payments", the amount allowed to the Contractor on account of the Subcontractor's work to the extent of the Subcontractor's interest therein.

        (3) to pay the Subcontractor, upon the payment of certificates, if issued otherwise than as in paragraph c (2) immediately above, so that at all times his total payments shall be as large in proportion to the value of the work done by him as the total amount certified to the Contractor is to the value of the work done by him.

        (4) to pay the Subcontractor to such extent as may be provided by the Contract or the subcontract, if either of these provides for earlier or larger payments than the above.



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                                                                Contract #226311
                                                                         Vendor#


        (5) to pay the Subcontractor on demand for his work or materials as far as executed and fixed in place, less the retained percentage, at the time the certificate should issue, even though the certificate is not issued for any cause not the fault of the Subcontractor.

        (6) to pay the Subcontractor a just share of any insurance money received by the Contractor under the Article 14, entitled "Owner's Insurance".

        (7) to make no demand for liquidated damages or penalty for delay in any sum in excess of such amount as may be specifically named in the subcontract.

        (8) that no claim for services rendered or materials furnished by the Contractor to the Subcontractor shall be valid unless written notice thereof is given by the Contractor to the Subcontractor during the first ten days of the calendar month following that in which the claim originated.

        (9) to require the Subcontractor to be present and to submit evidence in any judicial proceeding or other proceeding involving his portion of the Work.

d. Nothing contained in this article shall create any obligation on the part of the Owner to pay to or to see to the payment of any sums to any Subcontractor.

33. CASH ALLOWANCE

        Wherever cash allowances are stated in the Contract Documents, it shall be understood that such allowances represent the absolute net cost to the Contractor, and it shall be understood that the total Contract Sum includes charges of every nature, as well as overhead and profit, in connection with the items covered by such cash allowances. If the items covered by cash allowances cost more or less than the stated allowance, the net difference in cost will be added to or deducted from the Contract Sum, and if the entire item is omitted, the full amount of the cash allowance shall be deducted from the Contract Sum.



34. PAYMENTS

a. The Contractor shall submit to the Owner an application for each payment, and receipts or other vouchers, showing his payments for materials and labor, including payments to Subcontractors as required under the Article 32, entitled "Relations of Contractor and Subcontractor". Each such application shall be accompanied by adequate



                                       39
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                                                                Contract #226311
                                                                         Vendor#

evidence of such payments during the period since the last approved application for payment and by a statement of the amounts of the Contractor's intended payments during the current payment period.

b. In addition to the withholding provided for in Article III of the Articles of Agreement, the Owner may withhold or, on account of subsequently discovered evidence, nullify the whole or a part of any certificate to such extent as may be necessary to protect the Owner from loss on account of:

        (1)     Defective work not remedied.

        (2)     Claims filed or evidence indicating probable filing of claims.

        (3) Failure of the Contractor to make payments properly to subcontractors or for material or labor.

        (4) A reasonable doubt that the contract can be completed for the unpaid balance of the Contract Sum.

        (5)     Damage to another Contractor or Subcontractor.

        (6) Loss, damage, cost or expense for which Contractor may be liable.

        (7) Reasonable evidence that the Work will not be completed within the Contract time.

        (8) Persistent failure to carryout the Work in accordance with the Contract Documents.

When the above causes are remedied to the satisfaction of Owner, payment shall be made for amounts withheld because of them.

c. Payments made on valuation of work done shall require that the application be submitted at least thirty days before each payment falls due. The Contractor shall, before the first application, submit to the Owner a schedule of values of the various parts of the work, including quantities, aggregating the total sum of the Contract, divided so as to facilitate payments to Subcontractors made out in such form as the Owner and the Contractor may agree upon, and supported by such evidence as to its correctness as the Owner may direct as well as to submit a separate breakdown of the valuation of the work in a form acceptable to Owner to provide Owner with accurate "database" cost information.



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                                                                Contract #226311
                                                                         Vendor#

The schedule, when approved by the Owner, shall be used as a basis for certificates of payments, unless it be found to be in error. No payments will be made until such schedule is submitted and agreed to by Owner. The Contractor shall, from time to time, upon request of the Owner, revise such breakdown so that it will be satisfactory and acceptable to the Owner as to content, distribution of costs, detail of breakdown and form. In applying for payments, the Contractor shall, in addition to the other material submitted with the application for payment, submit a statement based upon this schedule and, if required, itemized in such form and supported by such evidence as the Owner may direct, showing his right to the payment claimed.

d. Contractor's written demands shall be directed and sent to the Owner c/o Federated Corporate Services, 7 West Seventh St., Cincinnati, OH 45202, attention: Senior Vice President/Store Planning and Construction or to such other address as may be designated by the Owner.

e. The Owner shall not be in default to the Contractor by reason of non-payment of any money due to the Contractor until Owner shall have failed to pay for a period of fifteen (15) days after the due date specified in this paragraph or is otherwise found to be due and payable unless Owner is permitted to withhold such payment in accordance with the provisions of this Contract.

f. With the second and subsequent requisitions for payment, Contractor shall submit to Owner Release and Waiver of Lien forms (from the Contractor and all Subcontractors) in a form acceptable to Owner indicating that all charges previously included on the statement of said month have actually been paid in full by the Contractor.

g. Upon completion of the Work by the Contractor in accordance with the Drawings, Specifications, General Conditions and other Contract Documents, the Contractor shall tender the Work to the Owner and if the Owner shall accept the Work, the remaining balance of the Contract Sum or Adjusted Contract Sum shall be due to Contractor within thirty (30) days after delivery to the Owner of the Contractor's final notarized application for payment and the forms hereinafter mentioned. Final payment shall be conditioned upon the receipt by the Owner of a final statement covering all items under the Contract, together with Contractor's Final Release and Waiver of Lien form in a form acceptable to Owner and signed and notarized by the Contractor, Release and Waiver of Lien forms signed and notarized by all subcontractors and material suppliers of the Contractor on forms acceptable to Owner, and a certificate of the Contractor to the effect that all bills and claims incurred in the furtherance of the Work, whether by the Contractor or any subcontractor engaged by the Contractor, have been satisfied.

h. Submission of an application for payment shall constitute a representation and warranty by Contractor that all of the said bills due and payable prior to the time of each request have been paid, by the applications to such payment of the funds received by the Contractor pursuant to each such request.



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                                                                Contract #226311
                                                                         Vendor#

35. CORRECTION OF WORK BEFORE FINAL PAYMENT

a. The Contractor shall do the Work in accordance with the Drawings, Specifications, and General Conditions and other Contract Documents and shall furnish all labor, equipment, materials and other necessary services for the complete performance of the Work in a good and first-class workmanlike manner. Neither acceptance of or payment for the Work or any part thereof, nor the partial or entire use or occupancy of the Work by Owner, shall release Contractor from liability for any warranties of material or equipment installed or for workmanship which is faulty, unsound, improper, not first-class workmanship, or not in accordance with the Drawings, Specifications and General Conditions as approved by the Owner, and the Contractor shall, at its own expense, take down and replace all such portions of the Work determined by the Architect as failing to conform to the Contract, whether incorporated or not and whether done by him or his Subcontractors, and shall bear the expense to the Owner of making good all work of other contractors destroyed or damaged by such removal or replacement, and shall remedy any defects which shall appear within a period of two years (or longer, per specifications) from the date of completion of the Work. The Owner shall give notice of observed defects with reasonable promptness.

b. If the Contractor does not remove such non-conforming work within a reasonable time, fixed by written notice, the Owner may remove it and may store the material at the expense of the Contractor. If the Contractor does not pay the expenses of such removal within ten days' time thereafter, the Owner may, upon ten day's written notice, sell such materials at auction or at private sale and shall account for the net proceeds thereof, after deducting all the costs and expenses that should have been borne by the Contractor.


36. PRELIMINARY AND FINAL ACCEPTANCE

a. Upon notification by the Contractor that he has completed all work under the Contract, the Architect and Owner will inspect all work and issue a "punch list" with an agreed upon time limit stipulated for correction of all items listed therein. The issuance of a "punch list" shall constitute preliminary acceptance. The Owner reserves the right to accept work subject to compliance with all "punch list" requirements, and such acceptance shall constitute substantial completion only for the Work accepted.

b. The final certificate of payment together with a certificate of final acceptance, will be issued only after all "punch list" items have been corrected to the satisfaction of the Architect and Owner. The completion of all "punch list" requirements and the issuance of the final certificates of payment and acceptance shall constitute final acceptance for purposes of Article 38. In the event that the Contractor does not complete all punch list items within two "call-back" inspections by the Owner or Architect, Owner may deduct its costs (including architects' fees, travel expenses and any other costs incurred for any subsequent call-back) from the final payment due to Contractor.



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                                                                Contract #226311
                                                                        Vendor #

c. Should the Contractor neglect to correct "punch list" items within the stipulated period of time (not to exceed 60 days), the Owner may, after 3 days' written notice to the Contractor, without prejudice to any other remedy he may have, make good such deficiencies and may deduct the cost thereof from the payment then due the Contractor.



37. CORRECTION OF WORK AFTER FINAL PAYMENT

a. Neither the final certificate of payment nor any provision in the Contract shall relieve the Contractor of responsibility for faulty materials or workmanship and, unless otherwise provided herein or specified, he shall remedy any defects due thereto and pay for any damage to other work resulting therefrom which shall appear within a period of two years from the date of the final certificate covering all contract work.

b. Where guarantees or warranties are written in any section of the Specifications for terms longer than two years, the longer term shall apply.

c. The Owner shall give notice of observed defects with reasonable promptness.



38. WARRANTY

a. The Contractor shall deliver to the Architect and the Owner, upon completion of all work under the Contract, his written warranty made out to the Owner and in form satisfactory to the Architect and the Owner, warranting and guaranteeing all of the work under the Contract, including work performed by subcontractors, to be free from faulty materials, and free from improper workmanship, and, other than proper and usual wear, agreeing to replace or re-execute, without cost to the Owner, such work as may be found to be improper or imperfect and to make good all damage caused to other work or materials due to such required replacements or re-execution.

b. This warranty shall be made to cover a period of two years from the date of final acceptance of all work under the Contract (except as specified for substantial completion in paragraph c below) as evidenced by the Architect's final certificate, or for other periods where so stipulated in the various trade specifications. It shall be the Contractor's responsibility in negotiating subcontracts to provide for subcontract warranties for a period of two (2) years, or longer if noted in the Specifications.

c. Should the Owner before the completion of the Work as a whole, accept for occupancy and occupy a portion of the Work, upon issuance by the Architect of a certificate of substantial completion for that portion, the period of warranty for the work of that portion shall commence upon the date of the Architect's certificate of substantial completion.



                                       43
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                                                                Contract #226311
                                                                        Vendor #


d. Warranties must be furnished and approved by the Architect and the Owner before acceptance and final payments are made.

e. Neither the final certificate nor payment nor any provision in the Contract shall relieve the Contractor of responsibility for neglect, faulty materials or workmanship during the period covered by the warranty.

f. Consistent with the above, in the case of work performed by Subcontractors where warranties or guarantees are required under the various sections of the Specifications, the Contractor shall secure such warranties or guarantees from said Subcontractors addressed to and for the benefit of the Contractor and the Owner and deliver the original and one copy of same to the Architect and the Owner before completion of the Work as above defined.

g. All warranties or guarantees received by the Contractor from material, men, equipment makers, or Subcontractors shall be approved by the Contractor and the Owner, but shall be made directly to the Owner. Such guarantees, however, shall be enforced by the Contractor if occasion arises. If the makers of the guarantees fail to fulfill their guarantee obligations, any costs incurred by Owner in connection therewith shall be at the expense of Contractor, and Contractor shall indemnify and hold harmless Owner for all such costs and expenses.


39. DAMAGES

a. If either party to the Contract should suffer damage in any manner because of any wrongful act or neglect of the other party or of anyone employed by him, then he shall be reimbursed by the other party for such damage.

b. Claims under this clause shall be made in writing to the party liable within a reasonable time of the first observance of such damage and not later than the time of final payment, except as expressly stipulated otherwise in the case of faulty work or materials, and shall be adjusted by agreements or arbitration.


40. LITIGATION

        In the event that any litigation shall, at any time or place wherever the place of jurisdiction may be, be commenced against the Owner, by reason of any claim, whether under any contract, in negligence or any other tort, or otherwise, which will pertain or be alleged to pertain to any work, labor, services or equipment or their transportation or storage, furnished or to be furnished by Contractor, any of its Subcontractors, material men,



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                                                                Contract #226311
                                                                        Vendor #

or any of their respective agents, representatives, employees, invitees or any other person, firm or corporation engaged or retained by any of them, or to or for failure by any of them to furnish any work, labor, services or equipment, or their transportation or storage, required under the Contract, then the Owner shall have the right to join the Contractor as a party defendant in such litigation. The Contractor agrees that the Contractor may so be made party defendant in such litigation and the Contractor also agrees to accept service of process in such litigation and to subject himself to the jurisdiction of the court in which such litigation is pending, to the end that the rights of the claimant or claimants and the rights and the obligations of the Owner and the Contractor as to each other may be determined in such litigation. In the event that the Contractor shall for any reason fail to accept such service of process and to subject himself to the jurisdiction of such court, then the Contractor shall be liable to the Owner in the amount of and for any judgments and costs that may be assessed against the Owner in such litigation, including legal interest thereon and including any attorneys' fees and any other expenses that may be incurred by the Owner in such litigation.



41. TAXES

Any taxes imposed by any law of the federal government, any state or any subdivision thereof, or any local government, on any materials, articles or services required to be furnished by the Contractor, shall be paid by the Contractor without recourse against or reimbursement thereof from the Owner. The Contractor shall pay all payroll taxes, contributions, unemployment insurance or other similar taxes now or hereafter in effect.




43. SIGNS AND ADVERTISEMENTS

        Contractor may, subject to compliance with all requirements of all public authorities having jurisdiction, display not more than one advertising sign in a place at the site, to be designated by Architect. This sign shall be paid for, erected, maintained and removed at the completion of the Work by the Contractor and shall contain the project name, the Owner's and Architect's name, his name and that of such Subcontractors as he may elect. The sign shall be of size, type and general design as approved by the Architect and the Owner.



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                                                                Contract #226311
                                                                        Vendor #


47. CLEANING AND REMOVAL OF MATERIALS

a. It shall be the Contractor's duty to keep the buildings and the site at all times in orderly condition for the proper coordination and prosecution of the Work; and he shall turn over the premises to the Owner in a properly cleaned condition as described herein.

b. The Contractor upon completion of all contract work, and prior to final inspection and acceptance of the Work by the Architect and owner shall thoroughly clean the site.

48. MECHANIC'S LIENS

        The Contractor shall remove or bond immediately any lien on Owner's premises that may be filed against any part of or the entire Work or against any part of or the entire site for any work, materials, labor or services that may be or will be furnished or alleged to be furnished by any of the Contractor's Subcontractors or material men, whether actual or alleged. Contractor shall indemnify and hold harmless the Owner against all loss and expenses, including all attorney's fees, arising from each and every such lien and the removal of each and every such lien. The Contractor further agrees that so much of the monies due under the Contract, as may be considered necessary by the Owner, may be retained by the Owner until all such suits, claims for damages or expenses, as aforesaid shall have been settled and paid and each and every such lien removed and satisfied. If the Contractor fails to remove any such lien, (in addition to all other rights and remedies available to the Owner) the Owner may satisfy, remove or discharge such lien; and at Owner's election, the Owner may deduct the entire cost or any part thereof (including, but not limited to, attorneys' fees) from the Contract Sum or Adjusted Contract Sum, as the case may be, or the Contractor shall pay the same to the Owner upon demand.

49.     FIRST AID

a. All articles necessary for "First Aid" shall be provided by the Contractor in his field office. The Contractor shall have standing arrangements for the immediate removal and hospital treatment of any employees who may be injured or who may become ill.

b. In case of accidents, the Contractor shall immediately furnish the Owner with full data relative to such accidents.



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                                                                Contract #226311
                                                                        Vendor #

51. SITE REGULATIONS

All regulations and rules of the Owner which may be in effect at the site regarding employment, passes, badges and conduct at the site shall be rigidly observed by the Contractor, his Subcontractors and material men and their respective personnel and employees. The Contractor shall remove from the site or the Work any employee not satisfactory to the Owner.

               THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA

                                                    PERFORMANCE AND PAYMENT BOND
                                                    BOND NO. -PA7575001

KNOW ALL MEN BY THESE PRESENTS, that we, IROQUOIS CORPORATION 37-55 39TH STREET of LONG ISLAND CITY, NY as Principal (hereinafter called the Principal), and The Insurance Company of the State of Pennsylvania, a corporation under the laws of the State of Pennsylvania, as Surety (hereinafter called the Surety) are held and firmly bound unto FEDERATED CORPORATION SERVICES, INC. 11107 WEST SEVENTH STREET of CINCINNATI OHIO.

(hereinafter called the Owner), and to all persons who furnish labor or material directly to the Principal for use in the prosecution of the work hereinafter named, in the just and full sum of ONE MILLION EIGHT HUNDRED AND EIGHT
THOUSAND DOLLARS ($1,808,000.00), to the payment of which sum, well and truly to be made, the said Principal and Surety bind themselves, and their respective heirs, administrators, executors, successors and assigns, jointly and severally, firmly by these presents.

WHEREAS, the Principal has entered into a certain written contract, with the Owner, dated the 17TH day of FEBRUARY, 1998, to DEMOLITION & RELATED WORK AT THE A&S HEMPSTEAD DEMOLITION SITE HEMPSTEAD, NY which contract is hereby referred to and made a part hereof as fully and to the same extent as if copied at length herein.

NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION IS such that, if Contractor shall promptly and faithfully perform said Contract, then this obligation shall be null and void: otherwise it shall remain in full force and effect.

Whenever Contractor shall be, and declared by Owner to be, in default under the Contract, the Owner having performed Owner's obligation thereunder, the Surety may promptly remedy the default, or shall promptly

      1) Complete the Contract in accordance with its terms and conditions, or

      2) Obtain a bid or bids for completing the Contract in accordance with its terms and conditions, and upon determination by Surety of the lowest responsible bidder, or, if the Owner elects, upon determination by the Owner and the Surety jointly of the lowest responsible bidder, arrange for a contract between such bidder and Owner, and make available as work progresses (even though there should be a default or a succession of defaults under the contract or contracts of completion arranged under this paragraph)sufficient funds to pay the cost of completion less the balance of the contract price: but not exceeding, including other costs and damages for which the Surety may be liable hereunder, the amount set forth in the first paragraph hereof. The term
"balance of the contract price," as used in this paragraph, shall mean the total amount payable by Owner to Contractor under the Contract and any amendments thereto, less the amount properly paid by Owner to Contractor.

Any suit under this bond must be instituted before the expiration of two (2) years from the date on which final payment under the Contract falls due.

No right of action shall accrue on this bond to or for the use of any person or corporation other than the Owner named herein or the heirs, executors, administrators or successors of the Owner.

NOW THEREFORE, THE CONDITION OF THIS OBLIGATION is such that, if Principal shall promptly make payment to all claimants as hereinafter defined, for all labor and material used or reasonably required for use in the performance of the Contract, then this obligation shall be void: otherwise it shall remain in full force and effect, subject, however, to the following conditions.

      1. A claimant is defined as one having direct contract with the Principal or with a Subcontractor of the Principal for labor, material, or both, used or reasonably required for use in the performance of the Contract, labor and material being construed to include that part of water, gas,light, heat, oil, gasoline, telephone service or rental of equipment directly applicable to the Contract.

      2. The above named Principal and Surety hereby jointly and severally agree with the Owner that every claimant as herein defined, who has not been paid in full before the expiration of a period of ninety (90) days after the date on which the last of such claimant's work or labor was done or performed, or materials were furnished by such claimant, may sue on this bond for the use of such claimant, prosecute the suit to final judgment for such sum or sums as may be justly due claimant, and have execution thereon. The Owner shall not be liable for the payment of any costs or expenses of any such suit.

      3.    No suit or action shall be commenced hereunder by any claimant:


            a. A claimant not having a direct contractual relationship with the principal contractor shall not have a right of action upon the payment bond unless (1) he has within 30 days after furnishing

NEW HAMPSHIRE INSURANCE COMPANY                               POWER OF ATTORNEY

Principal Bond Office: 70 Pine Street, New York, NY 10270              PA7575001
                                                   (Void unless numbered in red)

KNOW ALL MEN BY THESE PRESENTS, that THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA and NEW HAMPSHIRE INSURANCE COMPANY have made, constituted and appointed, and by these presents does make, constitute and appoint

Floyd C. Reynolds, III, Chris T. Reynolds, William F. Ezekiel, Jr., Gregory LeFevre of Cherry Hill, NJ

its true and lawful attorney-in-fact, for it and in its name, place, and stead to execute on behalf of the said Company, as surety, bonds, undertakings and contracts of suretyship to be given to


                                  ALL OBLIGEES

provided that no bond or undertaking or contract of suretyship executed under this authority shall exceed in amount the sum of


               ******Three Million Dollars ($3,000,000.00)******

     This Power of Attorney is granted and is signed and sealed by facsimile under and by the authority of the following Resolution adopted by the Board of Directors of the Company on the 5th day of January, 1998.

     "RESOLVED, that the Chairman of the Board, the Vice Chairman of the Board, the President an Executive Vice President or a Senior Vice President or a Vice President of the Company, be, and that each or any of them is, authorized to execute Powers of Attorney, qualifying the attorney-in-fact named in the given Power of Attorney to execute in behalf of the Company, bonds, undertakings and all contracts of suretyship: and that an Assistant Vice President, a Secretary or an Assistant Secretary be, and that each or any of them hereby is, authorized to attest the execution of any such Power of Attorney and to attach thereto the seal of the Company.

     FURTHER RESOLVED, that the signatures of such officers and the seal of the Company may be affixed to any such Power of Attorney or to any certificate relating thereto by facsimile, and any such Power of Attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company when so affixed and in the future with respect to any bond, undertaking or contract of suretyship to which it is attached."

     In witness Whereof, The Insurance Company of the State of Pennsylvania and New Hampshire Insurance Company has caused its official seal to be hereunto affixed, and these presents to be signed by one of its Vice Presidents and attested by one of its Assistant Vice Presidents this 5th day of January, 1998.

attest:
(SEAL) The Insurance Company of the State of Pennsylvania New Hampshire Insurance Company
                      By


                      /s/  DAVID J. WALSH
                      -------------------------------------
                      David J. Walsh, Senior Vice President

-------------------------------------------------------------------------------

                                          LUCILLE SALERNO
                                  Notary Public, State of New York
                                          No. 01SA4974380
                                     Qualified in Suffolk County
                                     Commission Expires 11/13/75

                                  /s/     LUCILLE SALERNO
                                  ---------------------------------
                                   NOTARY SIGNATURE AND
                                   SEAL (REQUIRED)

STATE OF NEW YORK        )
COUNTY OF NEW YORK       )  ss:

On this 5th day of January 1998 before me came the above named officer of The Insurance Company of the State of Pennsylvania and New Hampshire Insurance Company, to me personally known to be the individual and officer described herein, and acknowledged that he executed the foregoing instrument and affixed the seals of said corporations thereto by authority of his office.


-------------------------------------------------------------------------------

I, Elizabeth Tuck, Secretary of The Insurance Company of the State of Pennsylvania and New Hampshire Insurance Company do hereby certify that the foregoing and attached Power of Attorney remains in full force and has not been revoked; and therefore that the Resolutions of the Board of Directors, act forth in the said Power of Attorney, is now in force.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of each corporation

(SEAL)                          this 1ST day of APRIL, 1998

                                /s/  ELIZABETH M. TUCK
                                -----------------------------
                                Elizabeth M. Tuck, Secretary

THE INSURANCE COMPANY OF THE
STATE OF PENNSYLVANIA

Executive Offices
70 Pine Street
New York, New York 10270

--------------------------------------------------------------------------------

                              FINANCIAL STATEMENT
                            as of December 31, 1996


ASSETS                                                          LIABILITIES
------                                                          -----------
Bonds ......................................... $  809,672,652    Reserve for Losses and Loss Expense .........  $  746,162,443
Stocks ........................................    490,322,429    Reserve for Unearned Premiums ...............     189,453,341
Collateral Loans ..............................           -0-     Reserve for Expenses, Taxes,
Cash & Short-Term Investments .................        840,837      Licenses and Fees .........................       1,439,332
Agents' Balances or Uncollected Premiums ......    289,007,135    Provisions for Reinsurance ..................      22,785,096
Funds Held By Ceding Reinsurers ...............      1,260,935    Funds Held Under Reinsurance Treaties .......      14,927,709
Reinsurance Recoverable on Loss Payments ......     70,524,427    Other Liabilities ...........................      17,735,784
Equities & Deposits in Pools & Associations....     23,734,640    Capital Stock ...............................       5,005,500
Other Admitted Assets .........................    128,789,245    Surplus .....................................     616,643,095
                                                --------------
     TOTAL ASSETS ............................. $1,614,152,300    TOTAL POLICYHOLDERS' SURPLUS.................     621,648,595
                                                --------------                                                   --------------
                                                                  TOTAL LIABILITIES AND POLICYHOLDERS'
                                                                  SURPLUS .....................................  $1,614,152,300
                                                                                                                 --------------

--------------------------------------------------------------------------------
    Bonds and stocks are valued in accordance with the basis adopted by the
                National Association of Insurance Commissioners.
   Securities carried at $109,809,196 in the above Statement are deposited as required by law.
--------------------------------------------------------------------------------

                                  CERTIFICATE

ELIZABETH M. TUCK, Secretary and MICHAEL J. CASTELLI, Comptroller of The Insurance Company of the State of Pennsylvania being duly sworn, each for himself deposes and says that they are above described officers of the said Company and that on the 31st day of December, 1996, the Company actually possessed the assets set forth in the foregoing statement and that such assets were available for the payment of losses and claims and held for the protection of its policyholders and creditors, except as hereinbefore indicated, and that the foregoing statement is a correct exhibit of such assets and liabilities of the said company on the 31st day of December, 1996, according to the best of their information, knowledge and belief, respectively.


[SEAL]         /s/ ELIZABETH M. TUCK            /s/ MICHAEL J. CASTELLI
              ----------------------           -----------------------
                   Secretary                        Comptroller

--------------------------------------------------------------------------------

STATE OF NEW YORK   ) SS.:
COUNTY OF NEW YORK  )

     On this 1st Day of April, 1997              /s/     CAROL RAGAB
Before me came the above named officers         --------------------------------
of the AIU Insurance Company, to me             CAROL RAGAB
personally shown to be the individuals          Notary Public, State of New York
and officers described herein, and                      No. 01RA5052011
acknowledged that they executed the                Qualified in Kings County
foregoing instrument and attached the
seal of said corporation thereto by
authority of their offices.

the first of such material or performance the first of such labor served on the principal contractor, a written notice, which shall inform the principal of the nature of the materials being furnished or to be furnished, or labor being performed or to be performed, and identifying the party contracting for such labor or materials and the site for the performance of such labor or the delivery of such materials, and (2) he has given written notice to the principal contractor and the governmental unit involved within 30 days from the date on which the claimant performed the last of the labor or furnished or supplied the last of the material for which the claim is made, stating with substantial accuracy the amount claimed and the name of the party to whom the material was furnished or supplied or for whom the labor was done or performed.

b. After the expiration of one (1) year following the date on which Principal ceased Work on said Contract, it being understood, however, that if any limitations embodied in this bond are prohibited by [?????] laws controlling the construction hereof, such limitations shall be deemed to be amended so as to be equal to the minimum period of limitations permitted by such law.

c. Other than in a state court of competent jurisdiction in and for the county or other political subdivision of the state in which the Project, or any part thereof, is situated, or in the United States District Court for the district in which the Project, or any part thereof, is situated, and not elsewhere.

4. The amount of this bond shall be reduced by and to the extent of any payment or payments made in good faith hereunder, inclusive of the payment by Surety of mechanics' liens which may be filed of record against said improvement, whether or not claim for the amount of such lien be presented under and against this bond.

Signed and sealed this 1ST day of APRIL, 1998.

                                                 IROQUOIS CORPORATION


/s/ [SIG]                                       /s/ [SIG]                   (President)
---------------------------------------         ---------------------------------------
                              (Witness)                              (Principal) (Seal)


                                                THE INSURANCE COMPANY OF THE
                                                STATE OF PENNSYLVANIA


     /s/ NANCY M. SMITH
---------------------------------------
NANCY M. SMITH                (Witness)     By:       /s/ WILLIAM F. EZEKIEL, JR.
                                                ---------------------------------------
                                                                                (Seal)
                                               William F. Ezekiel, Jr. (Attorney-in-Fact)

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